Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-256996) on Form S-8 of our report dated March 6, 2023, with respect to the consolidated financial statements of TaskUs, Inc.
/s/ KPMG LLP
Los Angeles, California
March 6, 2023